ENTERPRISE FUNDING CORPORATION
                      c/o MERRILL LYNCH MONEY MARKETS INC.
                      World Financial Center - South Tower
                               225 Liberty Street
                            Now York, Now York 10281

November 24, 1997

Ms. Leeanne Graziani
Union Acceptance Funding Corporation
9240 Bonita Beach Road
Suite 1109-C
Bonita Springs, Florida 34136

Dear Leeanne:

This letter is to confirm our agreement to amend the Transfer and Administration Agreement (the "Agreement") between Union Acceptance Corporation (the "Collection Agent"), Union Acceptance Funding Corporation (the "Transferor") and Enterprise Funding Corporation (the "Company") dated June 27, 1995 and as amended to date. The Agreement shall be amended as follows and shall be effective as of today:

o In Section 5.2(j) insert the word "senior" before the phrase "long-term unsecured debt rating lower than BBB- from Fitch Investors Service, Inc. or the equivalent by Moody's or Standard and Poor's".

The Transferor hereby represents and warrants that the representations and warranties of the Transferor set forth in Section 3.1 of the Transfer and Administration Agreement are true and correct as of the date hereof (except those representations and warranties set forth therein which specifically relate to an earlier date).

All other terms and conditions of the Agreement not amended by this letter agreement shall remain unchanged and in full force and effect.

If this letter correctly sets forth our agreement. please sign the enclosed duplicate original and return to Brian D. Krum, NationsBank Investment Banking, NationsBank Corporate Center, 10th Floor, Charlotte, North Carolina 28255 by November 26,1997.

Sincerely,

ENTERPRISE FUNDING CORPORATION


By: /s/ Stewert Cutler
Name:  Stewert Cutler
Title:

Accepted and Agreed:

UNION ACCEPTANCE CORPORATION                     UNION ACCEPTANCE FUNDING
                                                 CORPORATION


By: /s/ Rick A. Brown                            By: /s/ Leeanne W. Graziani
    -------------------------                        ---------------------------
Name: Rick A. Brown                              Name: Leeanne W. Graziani
Title: Vice President and                        Title: Vice President
       Chief Financial Officer